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    Exhibit 17.12 Resignation of David C. McClelland
      RESIGNATION OF DAVID C. MCCLELLAND
  David C. McClelland
    DAVID C. MCCLELLAND

Exhibit 17.12 Resignation of David C. McClelland

RESIGNATION OF DAVID C. MCCLELLAND

I, DAVID C. MCCLELLAND, hereby resign as a director of NUTRA PHARMA CORP., effective September 28, 2004.

Date: September 28, 2004

David C. McClelland

DAVID C. MCCLELLAND